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                                                                   Exhibit 10.18


                   NONSOLICITATION AND NONCOMPETE AGREEMENT



     This agreement ("Agreement"), dated as of September 27, 1999, is being entered into by and between Peapod, Inc., a Delaware corporation (the "Company"), and William A. Malloy (the "Employee") as a condition of Employee's employment with the Company.

     1.   Definitions.  The following terms when used in this Agreement shall
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have the respective meanings set forth herein.

          (a) "Company" shall be deemed to include Peapod, Inc., its successors, and any and all divisions and subsidiaries now existing or hereafter formed.

          (b) "Employment Term" means the time period during which Employee is employed by the Company on a full or part-time basis.

          (c) "Proprietary Information" means all nonpublic information (whether or not specifically identified as confidential) that is disclosed to, developed or learned by Employee as a result of Employee's employment by the Company and that relates to the business, finances, products, services, customers, research or development of the Company, in any form including written, graphic and electronic, whether previously existing, now existing or arising hereafter, whether conceived or developed by others or by the Employee alone or with others, and whether or not conceived or developed during regular working hours. Proprietary Information shall include, but not be limited to, information regarding Work Product; access codes and security devices used in software systems; databases of information; software (in both source and object code versions); specifications for hardware and software systems; other technical and scientific know-how and data; customers and customer transactions; suppliers and other business alliances; marketing and product plans; objectives and strategies; financial information; operating processes and techniques, training programs and methods; and information disclosed to the Company by its business partners, licensees, customers and clients with respect to which the Company has an obligation of confidentiality.

               Proprietary Information shall not include any information that Employee can demonstrate (i) has become publicly known through no wrongful act or breach of any obligation of confidentiality; (ii) was rightfully received by Employee on a nonconfidential basis from a third party (provided that such third party is not known to Employee to be bound by a confidentiality agreement with the Company or another party); (iii) was lawfully known to Employee prior to the time it was disclosed to Employee by the Company or not learned by Employee during the Employment Term; or (iv) is approved in writing by the Company for disclosure.

          (d) "Work Product" means all tangible things which Employee authors or otherwise develops in whole or in part while performing his or her duties for the Company during the Employment Term including, without limitation, all tangible embodiments of all Proprietary Information.

          (e) "Competitor" means any person or entity which engages in the business of (i) providing internet or online grocery shopping or grocery delivery services; (ii) providing market research
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or media services based on data obtained from consumers who shop for groceries via the internet, personal computer, interactive television or other electronic means; or (iii) providing any other product or service in direct competition with a Material Product or Service provided by the Company.

          (6)  "Material Product or Service" means a product or service from
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which the Company derived more than 5% of its gross revenue during the immediately preceding fiscal year or is expected, based on the Company's business plan, to represent more than 5% of the Company's gross revenue for its current fiscal year. The determination of the preceding and current fiscal year and expected revenues shall be made upon termination of the Employment Term.

     2.   Proprietary Information.
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          (a)  Employee shall not during employment or thereafter (i) disclose, directly or indirectly (except as the Employee's employment duties to the Company may require and except as required by law), any Proprietary Information to any person other than the Company or authorized current employees thereof, or to such other persons to whom the Employee has been specifically instructed to make disclosure by the Company, and in all such cases only to the extent required in the course of the Employee's service to the Company, or (ii) use Proprietary Information other than in furtherance of the business of the Company. Employee agrees to keep all Proprietary Information in a fiduciary capacity for the sole benefit of the Company.

          (b) Employee acknowledges that the Company owns all copyrights, patents, trade secrets and other proprietary rights to all Proprietary Information and Work Product. Employee hereby assigns to the Company all right, title and interest in all such copyrights, patents, trade secrets and other proprietary rights that Employee may have or may hereafter acquire by operation of law or otherwise. Such assignment obligations shall not apply to an invention (as the term is used in The Illinois Employee Patent Act) for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on the Employee's own time, unless the invention relates (i) to the Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the Employee for the Company.

          (c) Upon termination of the Employment Term or at any time upon the Company's request, Employee shall promptly deliver to the Company without retaining copies, all tangible things which are or contain Proprietary Information.

     3.   Competition.
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          (a)  Employee shall not during the Employment Term and for a period of twelve (12) months after the termination of the Employment Term (irrespective of the cause of such termination), without the prior written consent of the Company, either directly or indirectly:

               (i) be a Competitor or an employee of a Competitor, have any interest (whether as a proprietor, partner, stockholder, principal or owner) in any person or entity which is a Competitor (other than the ownership solely for investment purposes of not more than one
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percent of the shares of any corporation, the shares of which are publicly traded); or provide financial, technical, marketing or other assistance or act as a representative, agent, advisor or consultant to any Competitor;

               (ii) hire or otherwise engage the services of, as an employee, consultant or in other similar capacity, any person then employed or who had been employed during the preceding ninety (90) day period by the Company, or solicit, directly or indirectly, such person either to terminate or diminish employment with the Company, or to work for any other person or entity, whether or not a Competitor; or

               (iii) solicit any customer, business partner, licensee or client of the Company to terminate or diminish its business relationship with the Company or to purchase any product or service that is or may be used as a substitute for any product or service of the Company.

          (b) Employee acknowledges and agrees that the limitations set forth in this Section 3 are reasonable with respect to scope and duration and are properly required for the protection of the legitimate business interests of the Company and do not unduly or unnecessarily inhibit employee's post-employment opportunities.

     4.   Remedies for Breach. Employee acknowledges that his or her failure to
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comply with any of the terms of Sections 2 or 3 of this Agreement will result in irreparable injury to the Company for which the remedy at law will be inadequate. Employee agrees that, in any suit that may be brought by the Company or its successors for Employee's violation of this Agreement, an order may be entered enjoining Employee from violating this Agreement or continuing to violate it. Employee further agrees that a temporary or preliminary injunction or restraining order may be granted immediately upon the commencement of any suit and without notice or posting of security. Any injunction will be without prejudice to any other cause of action for money damages or otherwise which the Company may have against Employee.

     5.   General.
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          (a)  Notification of Subsequent Employer. Employee agrees that the
Company may present a copy of this Agreement to any of Employee's subsequent employers.

          (b) Entire Agreement. This Agreement contains the entire agreement between Peapod and Employee relating to the subject matter hereof and supersedes all prior agreements and communications between such parties, oral or written, respecting such subject matter.

          (c) Severability. If any provision of this Agreement is held to be unenforceable, for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties. In any event, such unenforceability shall not affect the enforceability of any other provisions, and all other provisions of this Agreement shall continue

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to be valid and enforceable.

          (d) No Third Party Beneficiaries. Except as provided in this Agreement, nothing in this Agreement shall confer any rights upon any person or entity which is not a party hereto.

          (e) Survival of Agreements. The obligations of Employee contained in Sections 2 and 3 of the Agreement shall survive the termination of Employee's employment with the Company.

          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to principles of conflict of law.

          (g) Understand Agreement. EMPLOYEE REPRESENTS AND WARRANTS THAT EMPLOYEE (a) HAS READ AND UNDERSTOOD EACH AND EVERY PROVISION OF THIS AGREEMENT,
(b) HAS HAD THE OPPORTUNITY TO OBTAIN ADVICE FROM LEGAL COUNSEL OF HIS CHOICE IN ORDER TO INTERPRET ANY AND ALL PROVISIONS OF THIS AGREEMENT, (c) HAS HAD THE OPPORTUNITY TO ASK THE COMPANY QUESTIONS ABOUT THIS AGREEMENT AND ANY SUCH QUESTIONS EMPLOYEE HAS ASKED HAVE BEEN ANSWERED TO HIS OR HER SATISFACTION, AND
(d) HAS BEEN GIVEN A COPY OF THIS AGREEMENT. EMPLOYEE AGREES THAT THE RESTRICTIONS THIS AGREEMENT CONTAINS ARE FAIR AND APPROPRIATE UNDER THE CIRCUMSTANCES.

     The parties hereby enter into this Agreement as of the date first above written.


                         PEAPOD, INC.



                         By:  /s/ Andrew B. Parkinson
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                              /s/ William Malloy
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                              William Malloy

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